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EXHIBIT 11


                Statement re: Computation of Per Share Earnings


                                                              Quarter Ended
                                                              Mar. 31, 1999
                                                              -------------
1.   Net income                                                $    126,000
                                                               ============
2.   Weighted average common shares outstanding                     439,606
                                                               ============
3.   Basic earnings per share                                  $        .29
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